Exhibit 99

         BAXTER'S SECOND QUARTER SALES AND EARNINGS EXCEED EXPECTATIONS

               BAXTER RAISES FULL-YEAR GUIDANCE REFLECTING STRONG
             FIRST-HALF OPERATING PERFORMANCE AND CONTINUED MOMENTUM

     DEERFIELD, Ill., July 20 /PRNewswire-FirstCall/ -- Baxter International Inc. (NYSE: BAX) today announced stronger-than-expected growth in sales and earnings for the second quarter and raised its full-year guidance to reflect the company's strong first-half operating performance and continued momentum.

     Excluding special items, Baxter reported second quarter income from continuing operations of $373 million, an increase of 21 percent from $309 million in 2005. On a GAAP basis, Baxter reported income from continuing operations of $309 million, compared to $324 million reported in the same period last year. Adjusted earnings per diluted share from continuing operations increased 16 percent to $0.57 per diluted share, compared to $0.49 in the prior-year period. GAAP earnings per diluted share from continuing operations of $0.47 compares to $0.51 per diluted share reported in the second quarter last year.

     The company's financial results reflect strong operational performance, better-than-expected sales, continued expansion of gross and operating margins, and lower interest expense. Excluding the impact of stock-option expense of approximately $0.02 per diluted share under SFAS No. 123-R, adjusted earnings per diluted share of $0.59 compares favorably with the guidance that Baxter previously provided for the quarter of $0.54 to $0.56 (which also excluded stock-option expense).

     Special items in the second quarter included a previously announced $64 million (or $0.10 per diluted share) after-tax charge associated with the COLLEAGUE Volumetric Infusion Pump remediation efforts. Special items impacting the second quarter 2005 results included an $80 million (or $0.12 per diluted share) after-tax benefit from adjustments to Baxter's restructuring charges and a $65 million (or $0.10 per diluted share) after-tax charge for COLLEAGUE remediation efforts.

     Baxter's worldwide sales totaled $2.6 billion in the second quarter and increased 3 percent, or 4 percent excluding the impact of foreign exchange. This compares favorably to the guidance the company previously provided of organic sales growth, which excluded the impact of foreign exchange, of 2 to 3 percent. Sales within the United States totaled $1.2 billion, an increase of 3 percent over the same period last year, and sales outside of the United States also grew 3 percent (or 5 percent excluding the impact of foreign exchange) to $1.5 billion in the quarter.

     Driving the company's sales performance was the BioScience business, with record quarterly sales of $1.1 billion, an increase of 13 percent. Momentum continued to build for several products used for the treatment of immune disorders and hemophilia, including Baxter's portfolio of intravenous immunoglobulin (IVIG) products and ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method (rAHF-PFM)] and specialty biosurgery products used in the areas of hemostasis, tissue sealing and tissue repair.

     Renal sales increased 2 percent to $516 million. Global peritoneal dialysis
(PD) sales increased 5 percent (or 6 percent on an organic basis) as a result of growth in the number of patients using PD, a home-therapy for the treatment of end-stage renal disease, particularly in international markets. Offsetting this growth was a decline in lower-margin hemodialysis (HD) products. Medication Delivery sales were $1.0 billion, down 7 percent, primarily due to the COLLEAGUE infusion pump hold and generic drug competition.

     Research and development (R&D) spending totaled $146 million in the second quarter, an increase of 10 percent. The company has accelerated spending across all its businesses, with particular emphasis on its BioScience business where R&D spending increased by more than 15 percent over last year.

     "We are extremely pleased with our operational and financial performance in the first half of the year, as we realize the benefits from our ongoing margin improvement initiatives," said Robert L. Parkinson, Jr., chairman and chief executive officer. "With our financial results exceeding our first-half objectives, we now have additional flexibility to not only deliver growth in the near term, but to accelerate our investments in R&D and select marketing activities to drive future value for our shareholders."

     Baxter recently announced several initiatives that leverage the company's unique technology platforms and further expand its global presence. These initiatives include:

     -- U.S. Food and Drug Administration (FDA) approval and U.S. launch of an ultra-high dosage strength of ADVATE for Hemophilia A, making it easier for people requiring higher doses to administer ADVATE by reducing both the infusion volume of drug solution and the storage space; and the launch in Canada of GAMMAGARD Liquid [Immune Globulin Intravenous (Human)] 10 % Solution.

     -- A tender from the U.S. government, through a contract award to DVC LLC, to develop cell-culture based influenza vaccines. Baxter will develop seasonal and pandemic vaccines using the company's vero-cell technology and has recently initiated a Phase I/II clinical trial to test a candidate H5N1 pandemic influenza vaccine in Austria and Singapore.

     -- Tentative approvals from the FDA for Ondansetron Injection USP, a generic version of GlaxoSmithKline's Zofran, in vial and premix presentations.

     -- The commercial availability of HYLENEX, a liquid injectable formulation of recombinant human hyaluronidase, in the U.S.

     Six-Month Results

     For the first six months of 2006, Baxter's adjusted income from continuing operations was $655 million, or $1.00 per diluted share. On a GAAP basis, Baxter's income from continuing operations for the first half of 2006 totaled $591 million, or $0.90 per diluted share.

     For the first six months of 2006, Baxter's worldwide sales grew 2 percent to $5.1 billion, up from $5.0 billion in the same period last year. Excluding the impact of foreign exchange, organic sales growth for the first half of the year was 4 percent. Domestic sales totaled $2.2 billion, an increase of 2 percent over the same period last year, and international sales also grew 2 percent (or 5 percent excluding the impact of foreign exchange) to $2.8 billion.

     Cash flow from operations totaled $848 million for the first six months of the year, compared to $778 million in the same period in 2005. Free cash flow (cash flow from operations, less capital expenditures of $198 million in 2006) was $650 million for the first half of 2006, reflecting an improvement of approximately $35 million from the same period last year.

    "As we move into the second half of the year, we will continue to focus on improving our working capital management and driving a return-on-invested-capital discipline throughout the company," said Robert M. Davis, chief financial officer. "Given our strong balance sheet and cash flow generation, we have increased flexibility to balance business investments that enhance our longer-term growth with our continued commitment to return value to our shareholders using a disciplined capital-allocation framework."

     Third Quarter and Full-Year 2006 Guidance

     Given the company's strong financial performance in the first six months of the year, Baxter is raising its full-year 2006 guidance. For full-year 2006, the company now expects to achieve organic sales growth of approximately 6 percent, and earnings per diluted share of $2.13 to $2.17, before special items (or $2.03 to $2.07 on a GAAP basis). Excluding special items and the impact of stock-option expense of approximately $0.08 per diluted share, Baxter expects adjusted earnings per diluted share of $2.21 to $2.25, which compares favorably to the company's most recent full-year earnings guidance of $2.10 to $2.16 on a comparable basis. In addition, the company now expects cash flow from operations for full-year 2006 to approach $2.0 billion, with free cash flow in excess of $1.4 billion (after approximately $550 million of anticipated capital expenditures).

     For the third quarter of 2006, the company expects organic sales (excluding the impact of foreign exchange) to grow 6 to 7 percent, and earnings per diluted share of $0.55 to $0.57, before any special items.

     A webcast of Baxter's second quarter conference call for investors can be accessed live from a link on the company's website at http://www.baxter.com beginning at 7:30 a.m. CDT on July 20, 2006.

     Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

     This release includes forward-looking statements concerning the company's financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts that could limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; the impact of geographic and product mix on the company's sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company's manufacture, sale or use of affected products or technology; reimbursement policies of government agencies and private payers; and other risks identified in the company's most recent filing on Form 10-Q and other SEC filings, all of which are available on the company's website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company's website.

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                    Three Months Ended June 30, 2006 and 2005
                                   (unaudited)
               (in millions, except per share and percentage data)

                                            Three Months Ended
                                                 June 30,
                                         ------------------------
CONTINUING OPERATIONS:                         2006          2005         Change
-------------------------------------    ----------    ----------     ----------
NET SALES                                $    2,649    $    2,577              3%
GROSS PROFIT                                  1,155         1,036             11%
% of Sales                                     43.6%         40.2%       3.4 pts
MARKETING AND ADMINISTRATIVE EXPENSES           582           537              8%
% of Sales                                     22.0%         20.8%       1.2 pts
RESEARCH AND DEVELOPMENT EXPENSES               146           133             10%
RESTRUCTURING ADJUSTMENTS                         -          (104)          (100)%
                                         ----------    ----------     ----------
OPERATING INCOME                                427           470             (9)%
                                         ----------    ----------     ----------
% of Sales                                     16.1%         18.2%     (2.1 pts)
INTEREST, NET                                    10            33            (70)%
OTHER EXPENSE, NET                               19            25            (24)%
                                         ----------    ----------     ----------
INCOME BEFORE INCOME TAXES                      398           412             (3)%
INCOME TAX EXPENSE                               89            88              1%
                                         ----------    ----------     ----------
INCOME FROM CONTINUING OPERATIONS        $      309    $      324             (5)%
                                         ==========    ==========     ==========
BASIC EPS FROM CONTINUING OPERATIONS     $     0.47    $     0.52            (10)%
                                         ==========    ==========     ==========
DILUTED EPS FROM CONTINUING
 OPERATIONS                              $     0.47    $     0.51             (8)%
                                         ==========    ==========     ==========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING
        Basic                                   654           621
        Diluted                                 659           626
ADJUSTED INCOME FROM CONTINUING
 OPERATIONS (excluding certain items)    $      373(1) $      309(1)
ADJUSTED DILUTED EPS FROM CONTINUING
 OPERATIONS (excluding certain items)    $     0.57(1) $     0.49(1)

(1) See page 8 for description of adjustments and reconciliation to GAAP (generally accepted accounting principles) measures.

Note: Effective January 1, 2006, the company adopted SFAS No. 123-R using the modified prospective method. After-tax stock-option expense for the second quarter of 2006 was $10 million, or $0.02 per diluted share. In accordance with the modified prospective adoption method, the company did not adjust its historical consolidated financial statements to reflect the impact of stock-option expense. Based on the pro forma application of SFAS No. 123 for the calculation of stock-option expense prior to January 1, 2006 (as previously disclosed in the company's consolidated financial statements), pro forma after-tax stock-option expense in the second quarter of 2005 was $16 million, or $0.02 per diluted share.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the Company's filing on Form 8-K of today's date for additional information.

                           BAXTER INTERNATIONAL, INC.
                        Consolidated Statements of Income
                    Three Months Ended June 30, 2006 and 2005
        Description of Adjustments and Reconciliation of GAAP to Non-GAAP
                                   (unaudited)
               (in millions, except per share and percentage data)

     2006 description of adjustments and reconciliation of GAAP to Non-GAAP
     ----------------------------------------------------------------------

     As previously announced, the Company's GAAP results for the three months ended June 30, 2006 included a charge related to COLLEAGUE infusion pumps, which impacted the GAAP results as follows:

                                           Income     Income from
                            Operating         Tax      Continuing      Diluted
                               Income     Expense      Operations          EPS
                            ---------    --------   -------------   ----------
GAAP                        $     427    $     89   $         309   $     0.47
COLLEAGUE infusion
 pump charge (A)                   76          12              64         0.10
                            ---------    --------   -------------   ----------
Excluding specified
 items                      $     503    $    101   $         373   $     0.57
                            =========    ========   =============   ==========
Adjusted operating
 income %                        19.0%

(A) Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $1,231 million and the adjusted gross profit percentage is 46.5%

     2005 description of adjustments and reconciliation of GAAP to Non-GAAP
     ----------------------------------------------------------------------

     As previously announced, the Company's GAAP results for the three months ended June 30, 2005 included a charge related to COLLEAGUE infusion pumps, and a credit related to restructuring adjustments, which impacted the GAAP results as follows:


                                           Income     Income from
                            Operating       Tax        Continuing      Diluted
                               Income     Expense      Operations          EPS
                            ---------    --------   -------------   ----------
GAAP                        $     470    $     88   $         324   $     0.51
COLLEAGUE infusion
 pump charge (B)                   77          12              65         0.10
Restructuring
 adjustments (C)                 (104)        (24)            (80)       (0.12)
                            ---------    --------   -------------   ----------
Excluding specified
 items                      $     443    $     76   $         309   $     0.49
                            =========    ========   =============   ==========
Adjusted operating
 income %                        17.2%

(B) Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $1,113 million and the adjusted gross profit percentage is 43.2%.

(C) Included in the Restructuring Adjustments line in the accompanying consolidated statement of income.

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                     Six Months Ended June 30, 2006 and 2005
                                   (unaudited)
               (in millions, except per share and percentage data)

                                             Six Months Ended
                                                 June 30,
                                         ------------------------
CONTINUING OPERATIONS:                         2006          2005         Change
--------------------------------------   ----------    ----------     ----------
NET SALES                                $    5,058    $    4,960              2%
GROSS PROFIT                                  2,207         2,005             10%
% of Sales                                     43.6%         40.4%       3.2 pts
MARKETING AND ADMINISTRATIVE EXPENSES         1,108         1,020              9%
% of Sales                                     21.9%         20.6%       1.3 pts
RESEARCH AND DEVELOPMENT EXPENSES               284           266              7%
RESTRUCTURING ADJUSTMENTS                         -          (104)          (100)%
                                         ----------    ----------     ----------
OPERATING INCOME                                815           823             (1)%
                                         ----------    ----------     ----------
% of Sales                                     16.1%         16.6%     (0.5 pts)
INTEREST, NET                                    28            64            (56)%
OTHER EXPENSE, NET                               35            49            (29)%
                                         ----------    ----------     ----------
INCOME BEFORE INCOME TAXES                      752           710              6%
INCOME TAX EXPENSE                              161           162             (1)%
                                         ----------    ----------     ----------
INCOME FROM CONTINUING OPERATIONS        $      591    $      548              8%
                                         ==========    ==========     ==========
BASIC EPS FROM CONTINUING OPERATIONS     $     0.91    $     0.88              3%
                                         ==========    ==========     ==========
DILUTED EPS FROM CONTINUING
 OPERATIONS                              $     0.90    $     0.88              2%
                                         ==========    ==========     ==========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING
        Basic                                   648           620
        Diluted                                 654           624
                                         ----------    ----------
ADJUSTED INCOME FROM CONTINUING
 OPERATIONS (excluding certain items)    $      655(1) $      533(1)
ADJUSTED DILUTED EPS FROM CONTINUING
 OPERATIONS (excluding certain items)    $     1.00(1) $     0.85(1)

(1) See page 10 for description of adjustments and reconciliation to GAAP measures.

Note: Effective January 1, 2006, the company adopted SFAS No. 123-R using the modified prospective method. After-tax stock-option expense for the six months ended June 30, 2006 was $20 million, or $0.03 per diluted share. In accordance with the modified prospective adoption method, the company did not adjust its historical consolidated financial statements to reflect the impact of stock-option expense. Based on the pro forma application of SFAS No. 123 for the calculation of stock-option expense prior to January 1, 2006 (as previously disclosed in the company's consolidated financial statements), pro forma after-tax stock-option expense for the six months ended June 30, 2005 was $28 million, or $0.05 per diluted share.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the Company's filing on Form 8-K of today's date for additional information.

                           BAXTER INTERNATIONAL, INC.
                        Consolidated Statements of Income
                     Six Months Ended June 30, 2006 and 2005
        Description of Adjustments and Reconciliation of GAAP to Non-GAAP
                                   (unaudited)
               (in millions, except per share and percentage data)

     2006 description of adjustments and reconciliation of GAAP to Non-GAAP
     ----------------------------------------------------------------------

     As previously announced, the Company's GAAP results for the six months ended June 30, 2006 included a charge related to COLLEAGUE infusion pumps, which impacted the GAAP results as follows:

                                           Income     Income from
                            Operating         Tax      Continuing      Diluted
                              Income      Expense      Operations          EPS
                            ---------    --------   -------------   ----------
GAAP                        $     815    $    161   $         591   $     0.90
COLLEAGUE infusion
 pump charge (A)                   76          12              64         0.10
                            ---------    --------   -------------   ----------
Excluding specified
 items                      $     891    $    173   $         655   $     1.00
                            =========    ========   =============   ==========
Adjusted operating
 income %                        17.6%

(A) Included in Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $2,283 million and the adjusted gross profit percentage is 45.1%.

    2005 description of adjustments and reconciliation of GAAP to Non-GAAP
    ----------------------------------------------------------------------

    As previously announced, the Company's GAAP results for the six months ended June 30, 2005 included a charge related to COLLEAGUE infusion pumps, and a credit related to restructuring adjustments, which impacted the GAAP results as follows:

                                           Income     Income from
                            Operating         Tax      Continuing      Diluted
                               Income     Expense      Operations          EPS
                            ---------    --------   -------------   ----------
GAAP                        $     823    $    162   $         548   $     0.88
COLLEAGUE infusion
 pump charge (B)                   77          12              65         0.10
Restructuring
 adjustments (C)                 (104)        (24)            (80)       (0.13)
                            ---------    --------   -------------   ----------
Excluding specified
 items                      $     796    $    150   $         533   $     0.85
                            =========    ========   =============   ==========
Adjusted operating
 income %                        16.0%

(B) Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $2,082 million and the adjusted gross profit percentage is 42.0%.

(C) Included in the Restructuring Adjustments line in the accompanying consolidated statement of income.

                            BAXTER INTERNATIONAL INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                  (in millions)

                                          June 30,   December 31,
                                             2006           2005
                                       ----------   ------------
ASSETS
------
Cash and equivalents                   $    1,061   $        841
Receivables                                 1,754          1,766
Inventories                                 2,020          1,925
Other current assets                          592            584
                                       ----------   ------------
   Total current assets                     5,427          5,116
Property, plant and equipment, net          4,159          4,144
Other long-term assets                      3,421          3,467
                                       ----------   ------------
   Total assets                        $   13,007   $     12,727
                                       ==========   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Short-term debt                        $      115   $        924
Other current liabilities                   2,846          3,241
Long-term debt                              2,244          2,414
Other long-term liabilities                 1,937          1,849
Shareholders' equity                        5,865          4,299
                                       ----------   ------------
   Total liabilities and
    shareholders' equity               $   13,007   $     12,727
                                       ==========   ============

                            BAXTER INTERNATIONAL INC.
               Cash Flows from Operations and Changes in Net Debt
                                   (unaudited)
                                 ($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)

                                        Three Months Ended         Six Months Ended
                                            June 30,                   June 30,
                                      ----------------------    ----------------------
                                           2006         2005         2006         2005
                                      ---------    ---------    ---------    ---------
Net income                            $     309    $     322    $     591    $     548
Adjustments
   Depreciation and amortization            146          145          285          292
   Deferred income taxes                     16           96           18          119
   Stock compensation                        20            3           38            4
   Infusion pump charges                     76           77           76           77
   Restructuring adjustments                  -         (104)           -         (104)
   Other                                      4           10           22           26
Changes in balance sheet items
   Receivables                              (23)         (25)          15           35
   Inventories                               13           72          (50)          90
   Accounts payable and accrued
    liabilities                             (32)         (83)        (137)        (342)
   Restructuring payments                    (6)         (31)         (25)         (73)
   Other                                     20           24           15          106
                                      ---------    ---------    ---------    ---------
Cash flows from operations            $     543    $     506    $     848    $     778
                                      =========    =========    =========    =========

Changes in Net Debt
Increase (decrease)

                                        Three Months Ended         Six Months Ended
                                            June 30,                   June 30,
                                      ----------------------    ----------------------
                                           2006         2005         2006         2005
                                      ---------    ---------    ---------    ---------
Net debt, beginning of period         $   1,524    $   3,493    $   2,497    $   3,185

Cash flows from operations                 (543)        (506)        (848)        (778)
Capital expenditures                        122           98          198          163
Dividends                                     -            -          363          359
Issuances of common stock                     -            -       (1,249)           -
Purchases of treasury stock                 221            -          392            -
Other, including the effect of
 exchange rate changes                      (26)         (24)         (55)         132
                                      ---------    ---------    ---------    ---------
Decrease in net debt                       (226)        (432)      (1,199)        (124)
                                      ---------    ---------    ---------    ---------

Net debt, June 30                     $   1,298    $   3,061    $   1,298    $   3,061
                                      =========    =========    =========    =========

Key statistics, June 30:
Days sales outstanding                     52.1         58.4         52.1         58.4
Inventory turns                             2.7          2.9          2.7          2.9
Net-debt-to-capital ratio (A)              18.1%        30.1%        18.1%        30.1%
                                      ---------    ---------    ---------    ---------

(A) The decrease in the debt-to-capital ratio from June 30, 2005 to June 30, 2006 primarily related to the settlement of the company's equity units. In February 2006, the purchase contracts included in the company's equity units matured, and the company issued approximately 35 million common shares in exchange for $1.25 billion. Management used a portion of the cash proceeds to pay down maturing debt. The net-debt-to-capital ratio at June 30, 2005 was calculated in accordance with the company's primary credit agreements, which gave 70% equity credit to the company's $1.25 billion equity units debt outstanding on that date (the majority of which was repurchased and retired in the fourth quarter of 2005). Refer to the company's Form 10-K for the year ended December 31, 2005 for additional information regarding the equity units.

                            Baxter International Inc.
                      Net Sales from Continuing Operations
                           Period Ended June 30, 2006
                                   (unaudited)
                                 ($ in millions)

                                                               % Growth      % Growth
                                                                      @             @
                                             Q2          Q2      Actual      Constant
                                           2006        2005       Rates         Rates
                                      ---------   ---------   ---------     ---------
BioScience
United States                         $     538   $     438          23%           23%
International                               583         552           6%            8%
Total                                 $   1,121   $     990          13%           15%
                                      ---------   ---------   ---------     ---------
Medication Delivery
United States                         $     552   $     619         (11)%         (11)%
International                               460         464          (1)%           -%
Total                                 $   1,012   $   1,083          (7)%          (6)%
                                      ---------   ---------   ---------     ---------
Renal
United States                         $      97   $      99          (2)%          (2)%
International                               419         405           3%            5%
Total                                 $     516   $     504           2%            4%
                                      ---------   ---------   ---------     ---------
Baxter International Inc.
United States                         $   1,187   $   1,156           3%            3%
International                             1,462       1,421           3%            5%
Total                                 $   2,649   $   2,577           3%            4%
                                      ---------   ---------   ---------     ---------

                                                               % Growth      % Growth
                                                                      @             @
                                            YTD         YTD      Actual      Constant
                                           2006        2005       Rates         Rates
                                      ---------   ---------   ---------     ---------
BioScience
United States                         $   1,012   $     836          21%           21%
International                             1,109       1,056           5%            9%
Total                                 $   2,121   $   1,892          12%           15%
                                      ---------   ---------   ---------     ---------
Medication Delivery
United States                         $   1,043   $   1,171         (11)%         (11)%
International                               885         890          (1)%           2%
Total                                 $   1,928   $   2,061          (6)%          (5)%
                                      ---------   ---------   ---------     ---------
Renal
United States                         $     191   $     193          (1)%          (1)%
International                               818         814          -%             3%
Total                                 $   1,009   $   1,007          -%             2%
                                      ---------   ---------   ---------     ---------
Baxter International Inc.
United States                         $   2,246   $   2,200           2%            2%
International                             2,812       2,760           2%            5%
Total                                 $   5,058   $   4,960           2%            4%
                                      ---------   ---------   ---------     ---------

                            Baxter International Inc.
                             Key Product Line Sales
                           Period Ended June 30, 2006
                                   (unaudited)
                                 ($ in millions)

                                                               % Growth      % Growth
                                                                      @             @
                                             Q2          Q2      Actual      Constant
                                           2006     2005(1)       Rates         Rates
                                      ---------   ---------   ---------     ---------
BioScience
Recombinants                          $     437   $     397          10%           12%
Plasma Proteins (2)                         213         170          25%           27%
Antibody Therapy                            199          93         114%          114%
BioSurgery (3)                               79          70          13%           14%
Transfusion Therapies                       126         140         (10)%          (9)%
Other (4)                                    67         120         (44)%         (43)%
                                      ---------   ---------   ---------     ---------
Total BioScience                      $   1,121   $     990          13%           15%
                                      ---------   ---------   ---------     ---------
Medication Delivery
IV Therapies (5)                      $     323   $     312           4%            4%
Drug Delivery                               213         226          (6)%          (5)%
Infusion Systems                            204         245         (17)%         (17)%
Anesthesia                                  258         282          (9)%          (7)%
Other (6)                                    14          18         (22)%         (28)%
                                      ---------   ---------   ---------     ---------
Total Medication Delivery             $   1,012   $   1,083          (7)%          (6)%
                                      ---------   ---------   ---------     ---------
Renal
PD Therapy                            $     408   $     390           5%            6%
HD Therapy                                  108         114          (5)%          (4)%
                                      ---------   ---------   ---------     ---------
Total Renal (7)                       $     516   $     504           2%            4%
                                      ---------   ---------   ---------     ---------
TOTAL BAXTER                          $   2,649   $   2,577           3%            4%
                                      =========   =========   =========    ==========

                                                               % Growth      % Growth
                                                                      @             @
                                            YTD         YTD      Actual      Constant
                                           2006      2005(1)      Rates         Rates
                                      ---------   ---------   ---------     ---------
BioScience
Recombinants                          $     811   $     741           9%           13%
Plasma Proteins (2)                         405         340          19%           21%
Antibody Therapy                            382         182         110%          112%
BioSurgery (3)                              148         136           9%           11%
Transfusion Therapies                       250         273          (8)%          (7)%
Other (4)                                   125         220         (43)%         (41)%
                                      ---------   ---------   ---------     ---------
Total BioScience                      $   2,121   $   1,892          12%           15%
                                      ---------   ---------   ---------     ---------
Medication Delivery
IV Therapies (5)                      $     627   $     608           3%            5%
Drug Delivery                               408         430          (5)%          (4)%
Infusion Systems                            399         475         (16)%         (16)%
Anesthesia                                  470         513          (8)%          (7)%
Other (6)                                    24          35         (31)%         (31)%
                                      ---------   ---------   ---------     ---------
Total Medication Delivery             $   1,928   $   2,061          (6)%          (5)%
                                      ---------   ---------   ---------     ---------
Renal
PD Therapy                            $     796   $     767           4%            6%
HD Therapy                                  213         240         (11)%         (10)%
                                      ---------   ---------   ---------     ---------
Total Renal (7)                       $   1,009   $   1,007           -%            2%
                                      ---------   ---------   ---------     ---------
TOTAL BAXTER                          $   5,058   $   4,960           2%            4%
                                      =========   =========   =========    ==========

(1) Prior year sales data has been reclassified to reflect the changes that are described in notes 2, 3, 4 and 7 below.
(2) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products. Sales of Tisseel, sales of plasma to third parties, and contract manufacturing revenues were previously reported in Plasma Proteins, and are now reported in other product lines, as detailed below.
(3) Includes sales of Tisseel and FloSeal/CoSeal, which were previously reported in Plasma Proteins and Other, respectively.
(4) Principally includes vaccines and sales of plasma to third parties. The sales of plasma to third parties were previously reported in Plasma Proteins. The prior year sales include contract manufacturing revenues.
(5)  Principally includes intravenous solutions and nutritional products.
(6)  Principally includes other hospital-distributed products.
(7) Sales of pharmaceutical and certain other products, which were previously reported in Other, are now reported in PD Therapy.

                            Baxter International Inc.
                   Key Product Line Sales -- US/International
                           Period Ended June 30, 2006
                                   (unaudited)
                                 ($ in millions)

                                        Q2 2006                         Q2 2005(1)
                            ------------------------------   ------------------------------
                                         Inter-                           Inter-
                                  US   national      Total         US   national      Total
                            --------   --------   --------   --------   --------   --------
BioScience
Recombinants                $    194   $    243   $    437   $    170   $    227   $    397
Plasma Proteins (2)               87        126        213         55        115        170
Antibody Therapy                 148         51        199         50         43         93
BioSurgery (3)                    44         35         79         38         32         70
Transfusion Therapies             59         67        126         68         72        140
Other (4)                          6         61         67         57         63        120
                            --------   --------   --------   --------   --------   --------
Total BioScience            $    538   $    583   $  1,121   $    438   $    552   $    990
                            --------   --------   --------   --------   --------   --------
Medication Delivery
IV Therapies (5)            $    108   $    215   $    323   $     98   $    214   $    312
Drug Delivery                    137         76        213        148         78        226
Infusion Systems                 123         81        204        163         82        245
Anesthesia                       176         82        258        204         78        282
Other (6)                          8          6         14          6         12         18
                            --------   --------   --------   --------   --------   --------
Total Medication
 Delivery                   $    552   $    460   $  1,012   $    619   $    464   $  1,083
                            --------   --------   --------   --------   --------   --------
Renal
PD Therapy                  $     68   $    340   $    408   $     65   $    325   $    390
HD Therapy                        29         79        108         34         80        114
                            --------   --------   --------   --------   --------   --------
Total Renal (7)             $     97   $    419   $    516   $     99   $    405   $    504
                            --------   --------   --------   --------   --------   --------
TOTAL BAXTER                $  1,187   $  1,462   $  2,649   $  1,156   $  1,421   $  2,577
                            ========   ========   ========   ========   ========   ========

                                            % Growth
                               ----------------------------------
                                              Inter-
                                     US     national        Total
                               --------     --------     --------
BioScience
Recombinants                         14%           7%          10%
Plasma Proteins (2)                  58%          10%          25%
Antibody Therapy                    196%          19%         114%
BioSurgery (3)                       16%           9%          13%
Transfusion Therapies               (13)%         (7)%        (10)%
Other (4)                           (89)%         (3)%        (44)%
                               --------     --------     --------
Total BioScience                     23%           6%          13%
                               --------     --------     --------
Medication Delivery
IV Therapies (5)                     10%           -%           4%
Drug Delivery                        (7)%         (3)%         (6)%
Infusion Systems                    (25)%         (1)%        (17)%
Anesthesia                          (14)%          5%          (9)%
Other (6)                            33%         (50)%        (22)%
                               --------     --------     --------
Total Medication Delivery           (11)%         (1)%         (7)%
                               --------     --------     --------
Renal
PD Therapy                            5%           5%           5%
HD Therapy                          (15)%         (1)%         (5)%
                               --------     --------     --------
Total Renal (7)                      (2)%          3%           2%
                               --------     --------     --------
TOTAL BAXTER                          3%           3%           3%
                               ========     ========     ========

(1) Prior year sales data has been reclassified to reflect the changes that are described in notes 2, 3, 4 and 7 below.
(2) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products. Sales of Tisseel, sales of plasma to third parties, and contract manufacturing revenues were previously reported in Plasma Proteins, and are now reported in other product lines, as detailed below.
(3) Includes sales of Tisseel and FloSeal/CoSeal, which were previously reported in Plasma Proteins and Other, respectively.
(4) Principally includes vaccines and sales of plasma to third parties. The sales of plasma to third parties were previously reported in Plasma Proteins. The prior year sales include contract manufacturing revenues.
(5)  Principally includes intravenous solutions and nutritional products.
(6)  Principally includes other hospital-distributed products.
(7) Sales of pharmaceutical and certain other products, which were previously reported in Other, are now reported in PD Therapy.

SOURCE  Baxter International Inc.
    -0-                             07/20/2006
    /CONTACT: Media, Deborah Spak, +1-847-948-2349, or Erin Gardiner, +1-847-948-4210, or Investors, Mary Kay Ladone, +1-847-948-3371, or
Clare Trachtman, +1-847-948-3085, all of Baxter International Inc./
    /First Call Analyst: /
    /FCMN Contact: halljo@baxter.com /
    /Web site:  http://www.baxter.com/